June 30, 2010

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:
Patricia L. Moss, President & Chief Executive Officer, Cascade Bancorp (541) 385-6205
Gregory D. Newton, EVP, Chief Financial Officer, Cascade Bancorp (541) 617-3526

CASCADE BANCORP ANNOUNCES EXTENSION OF SECURITIES PURCHASE AGREEMENTS WITH PRIVATE INVESTORS

BEND, Ore., June 30/PRNewswire-First Call/ — Cascade Bancorp (NASDAQ: CACB), today announced that it has entered into an agreement with each of David F. Bolger ("Mr. Bolger") and an affiliate of Lightyear Fund II, L.P. ("Lightyear") amending the Securities Purchase Agreements between the Company and Mr. Bolger and the Company and Lightyear dated October 29, 2009, as amended February 16, 2010 and June 1, 2010 (the "Securities Purchase Agreements") to extend their conditional commitments to July 15, 2010.

CEO Patricia L. Moss commented, "We continue to be encouraged by a heightened level of activity in the capital markets as we seek to complete our capital raise. The continued support of Lightyear and Mr. Bolger are sincerely appreciated, as is their shared confidence in our company.  We continue our efforts to raise the additional capital required to consummate the transactions under the Securities Purchase Agreements.

Per the new agreement, the extended date by which conditions of closing must be satisfied is now July 15, 2010. The sales to Mr. Bolger and to Lightyear are conditioned upon the Company's simultaneous sale of shares of its common stock in additional private placements to other investors under separate written agreements such that the total net proceeds from the offerings is at least $150 million, in addition to the other closing conditions set forth in each of the Securities Purchase Agreements.

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon and its wholly-owned subsidiary, Bank of the Cascades, operates in Oregon and Idaho markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 32 branches in Central Oregon, Southern Oregon, Portland/Salem and Boise/Treasure Valley.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements about Cascade Bancorp's plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations and intentions and are not statements of historical fact.  When used in this report, the word "expects," "believes," "anticipates," "could," "may," "will," "should," "plan," "predicts," "projections," "continue" and other similar expressions constitute forward looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Certain risks and uncertainties and the Company's success in managing such risks and uncertainties cause actual results to differ materially from those projected, including among others, the risk factors described in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") for the quarter ended March 31, 2010 as well as the following factors: our inability to comply in a timely manner with the cease and desist order with the Federal Deposit Insurance Corporation ("FDIC") and the Oregon Division of Finance and Corporate Securities ("DFCS"), under which we are currently operating, could lead to further regulatory sanctions or orders, which could further restrict our operations and negatively affect our results of operations and financial condition; local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and the Oregon communities of Central Oregon, Northwest Oregon, Southern Oregon and the greater Boise area, specifically; we may be compelled to seek additional capital in the future to augment capital levels or ratios or improve liquidity, but capital or liquidity may not be available when needed or on acceptable terms; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in the Company's SEC reports; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and current regulatory requirements, changes in regulatory requirements and legislation and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition.

These forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to publish revised forward looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof.  Readers should carefully review all disclosures filed by the Company from time to time with the SEC.

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